# BUSINESS LOAN AGREEMENT

**LLOYDS BANK PLC** (the "**Bank**") is pleased to make available to you, the borrower referred to below, a loan to which the following terms and conditions will apply.

This agreement shall come into effect only if the Bank receives from you and finds in order a signed copy of this agreement on or before 10th August 2021 (or such later date as the Bank may agree in writing). This agreement replaces and supersedes the agreement signed by the Bank on 7th October 2020 and sent to you.

**Borrower name**

Commagility Limited

**Registered number**

05914025

**Jurisdiction of registration**

England and Wales

**Business address**

Charnwood Building Holywell Park,
Ashby Road,
Loughborough,
Leicestershire,
LE11 3AQ,

**Bank's address for communications**

Lloyds Bank plc,
Lending Servicing,
Markets & Lending Delivery,
New Uberior House,
11 Earl Grey Street,
Edinburgh,
EH3 9BN

## Key Terms

| | | |
|---|---|---|
| 1 | **The Loan** | The maximum amount of the Loan is £250,000. |
| 2 | **Purpose** | The Loan must only be used for purposes of supporting daily business cash flow for a period greater than 12 months. |
| 3 | **Availability** | You may only borrow the Loan in a single amount of not less than £5,000. No further drawing of the Loan may then be made.<br><br>No amount of the Loan may be drawn down after 11th August 2021 or such later date as the Bank may agree in writing. |
| 4 | **Drawdown account** | The proceeds of the Loan are to be credited to your current account no. 00296604 sort code 309497. |
| 5 | **Drawdown conditions** | Before you may borrow any part of the Loan, you must provide to the Bank (in form and substance acceptable to it) the documents, evidence or other requirements (if any) set out in the Drawdown Conditions Schedule and the Security Schedule to this agreement. |
| 6 | **Fees and costs** | You must pay to the Bank an arrangement fee of £0.<br><br>You must also pay to the Bank:<br><br>(a) its costs and expenses in connection with preparing this agreement, any Security Documents and any documents relating to them including:<br><br>(i) legal fees of the Bank;<br><br>(ii) security costs (estimated to be £233); and<br><br>(iii) valuation costs; and<br><br>(b) any costs and expenses incurred by it in connection with preparing any amendment, waiver, release or consent relating to this agreement or any Security Document, taking any guarantee or security at any time given in connection with this agreement or in arranging for any valuations of any security required by the Bank from time to time.<br><br>Except where an estimate is already given above, we will provide you with an estimate before incurring any costs and expenses under paragraphs (a) or (b) above. Any such estimate and any estimate already given above are based on the facts known to the Bank at the time the Bank provides the estimate or (in the case of an estimate already given above) at the date the Bank signed this agreement (as applicable). The actual amount charged to you in respect of these costs and expenses may be more or less than the estimated figure(s) quoted.<br><br>As mentioned under Clauses 8 (Repayment of the Loan and payment of interest), 12 (Increased costs and changes in circumstances) and 17 (Consequences of an Event of Default), other costs may arise in connection with the Loan or in connection with the repayment of the Loan. |
| 7 | **Interest rate** | The rate of interest payable on the Loan will be a rate per annum equal to the aggregate of:<br><br>(a) an interest margin of 2.35% per annum; and<br><br>(b) the Base Rate (as defined below).<br><br>This currently amounts to a rate of 2.45%.<br><br>"**Base Rate**" means the official bank rate of the Bank of England from time to time. Base Rate may be varied (either up or down) at any time. If Base Rate changes, the change will be immediately reflected in the rate of interest charged on the Loan. Notice of changes is currently displayed in UK branches of the Bank and on the Bank's website www.lloydsbank.com/business. |
| 8 | **Repayment of the Loan and payment of interest** | A "**Payment Date**" is the date falling one month after the Loan is first drawn and then that date in each calendar month from then on.<br><br>The "**Interest Only Period**" is the period from and including the date on which any amount of the Loan is first drawn to and including the date falling 12 months after that date, being the period during which there will be no scheduled principal repayments of the Loan. |

You must pay interest on the Loan on each Payment Date that falls during the Interest Only Period.

You must repay the principal amount of the Loan together with accrued interest in a total of 48 instalments (each an "**Instalment**") falling due on each Payment Date to occur after the end of the Interest Only Period.

If a calendar month does not have a day that numerically corresponds to that Payment Date, such payment shall instead be made by you on the last Business Day of that calendar month.

The amount of the Instalments will be determined by the Bank so as to ensure that the Loan (together with accrued interest) is repaid in full in the remaining number of Instalments that have not yet fallen due. The Bank may vary the amounts of the Instalments from time to time in order, among other things, to reflect changes in the Base Rate and changes in the number of days in the charging period.

You must also pay interest on the Loan on any date on which the Loan falls due to be repaid in full.

If you fail to pay any amount payable under this agreement when due the rate of interest may be increased in accordance with Clause 17.5.

Interest payable under this agreement is calculated on a daily basis on the amount of the Loan from time to time outstanding. Interest for any particular period is calculated on the number of days actually elapsed in that period and a year of 365 days or, in any case where the Bank determines that market practice differs, in accordance with that market practice.

9 **Early repayment** The Loan may be repaid early in accordance with Clause 11 (Early repayment).

10 **Information requirements** You must deliver to the Bank:

(a) within 270 days of the end of the financial year of the person or entity to which they relate, a copy of your Financial Statement;

(b) any evidence the Bank may reasonably require to confirm the value and effectiveness of any security created under a Security Document; and

(c) copies of any financial information or information regarding any security that the Bank may from time to time reasonably request promptly within any timescale reasonably required by the Bank.

## General Terms

### 11 Early repayment

11.1 You may make early repayment of all or of any part of the Loan at any time by giving at least 5 Business Days' notice in writing to the Bank.

11.2 Any early repayment of part of the Loan must be of at least £5,000 (excluding accrued interest).

11.3 If the Loan is to be repaid early in less than the full amount of the Loan, the Bank will decide how to apply the early repayment, either by:

(a) reducing subsequent repayment instalments proportionately; or

(b) applying the early repayment to the then latest scheduled repayment instalments so as to reduce the term of the Loan,

and the Bank will adjust the amount of any such repayment instalment as referred to in Clause 8 (Repayment of the Loan and payment of interest) accordingly.

11.4 Any early repayment of all or any part of the Loan must be made together with interest accrued to the date of payment.

11.5 No amount of the Loan may be borrowed again once it has been repaid.

### 12 Increased costs and changes in circumstances

12.1 In running their business the Bank and its holding companies have to comply with regulatory requirements and certain laws and regulations applicable to them (including complying with the requirements of the Bank of England, the Financial Conduct Authority, the Prudential Regulation Authority and any other regulatory authority). The interest rate referred to in Clause 7 (Interest rate) has been set in the light of how this affects the cost (to the Bank and any such holding company) of the Bank funding, making (and agreeing to make) the Loan available at the time the Bank signed this agreement. If, as a result of any new laws, regulations or requirements or any changes in existing ones or in the interpretation or application of any existing ones, this cost is increased, the Bank may increase the rate of interest charged on the Loan to compensate for that extra cost. The Bank will advise you in writing within 30 days of this increase taking effect.

12.2 If at any time the currency in which the Loan is denominated is due to be or has been converted into any other currency as a result of a change in law or by agreement between you and the Bank, then the Bank may in its sole discretion determine and notify you in writing of:

(a) the currency in which amounts payable under this agreement shall be paid and the amounts payable as so converted; and

(b) any other amendments to the terms applying to the Loan which the Bank reasonably considers necessary to take account of differences in market practice or to compensate for increases in costs to the Bank or to any holding company of the Bank arising from or related to this conversion,

and any change notified under paragraphs (a) or (b) above will take effect upon the date falling 30 days after that notice.

### 13 Your representations to the Bank

13.1 You represent that:

(a) if you are or any Security Provider is a company or limited liability partnership, you are and it is validly existing and duly incorporated under the laws of the jurisdiction in which you are or, as applicable, it is incorporated as at the date of this agreement or, if you or any Security Provider is a general partnership or limited partnership, you are and it is validly existing and duly established under the laws of the jurisdiction in which you are or, as applicable, it is established as at the date of this agreement;

(b) the obligations expressed to be assumed by you or any Security Provider under this agreement and each Security Document to which you or it is a party are legal, valid, binding and enforceable obligations and the security interests purported to be created under the Security Documents to which you or it is a party are valid and effective;

(c) all actions, consents and approvals that are required or necessary to authorise and/or permit the execution of this agreement and the Security Documents (if any) by you and any Security Provider, the granting of any security under the Security Documents and the performance of your obligations or the obligations of any Security Provider under and in connection with this agreement and those Security Documents has been taken or obtained;

(d) neither the execution of this agreement or any Security Document nor the performance of your obligations or the obligations of a Security Provider under and in connection with this agreement or any Security Document, including the giving of any security, will constitute or result in any breach of any agreement, law, requirement or regulation (including, if you or any Security Provider is a company, limited liability partnership, limited partnership or general partnership, your or its constitutive documents);

(e) in the Relevant Jurisdiction and (if you are, or a Security Provider is, a company or limited liability partnership) in your and its jurisdiction of incorporation or (if you are, or a Security Provider is, a general partnership or limited partnership) in your or its jurisdiction of establishment, it is not necessary that this agreement nor any Security Document to which you or it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid in relation to them or the transactions contemplated by them except, if applicable, for registration of any Security Document at Companies House in the United Kingdom under section 859A of the Companies Act 2006 and any Security Document at the Land Registry or Land Charges Registry in England and Wales or with Registers of Scotland, together with, in each case, payment of associated fees;

(f) no material litigation, administrative or judicial proceedings are presently pending or threatened against you or any of your subsidiaries or your directors or against any Security Provider;

(g) there has been no material adverse change in the financial condition of you or any Security Provider or your subsidiaries or of your or their businesses since the date of the Financial Statement received by the Bank prior to the date on which this agreement is signed by the Bank;

(h) for the purposes of The Council of the European Union Regulation No. 848/2015 on Insolvency Proceedings, your and each Security Provider's centre of main interest (as that term is used in Article 3(1) of that regulation) is situated in (as applicable) your or its jurisdiction of incorporation (if you or it is a company or limited liability partnership), your or its jurisdiction of establishment (if you are or it is a general partnership or limited partnership) or the country of the address provided for you or it in this agreement or the applicable Security Document (if you are or it is an individual);

(i) neither you, nor any Security Provider, nor any of the subsidiaries of you or a Security Provider, nor any directors, members or partners of any of the foregoing, has violated, will violate or will cause you or a Security Provider to violate any Sanctions;

(j) all information and documents provided by or on behalf of you or any Security Provider to the Bank under or in connection with this agreement or any Security Document are complete, true and correct and is not misleading in any respect;

(k) all Financial Statements provided to the Bank pursuant to Clause 10 (Information requirements) were prepared in accordance with Accounting Principles consistently applied and, in each case, fairly present the financial condition and results of operations of the person to which they relate;

(l) no Event of Default (as defined in Clause 16 (Events of Default) below) has occurred and is continuing and no circumstance has occurred which, with the giving of notice or the passing of time or the making of any determination, could become or cause an Event of Default.

13.2 You shall be deemed to repeat the above representations on each day (with reference to the facts and circumstances then existing) until all amounts payable or which may become payable to the Bank under this agreement have been paid.

## 14 Requirements for Financial Statements

Each Financial Statement must:

(a) if so required by law or by the Bank at any time, be audited or signed by an independent accountant;

(b) be prepared on the same basis, contain a similar level of detail and be in accordance with the same Accounting Principles as, and for an accounting reference period consistent with, the latest balance sheet and profit and loss account received by the Bank for the person to which that Financial Statement relates prior to the date on which this agreement is signed by the Bank; and

(c) if it relates to a limited liability partnership, be prepared in accordance with the LLP Statement of Recommended Practice on the basis that:

(i) balance sheet items K (loans and other debts due to members) and L (members' other interests, including capital and reserves) will in the event of administration or winding up, rank behind all amounts due to unsecured creditors and will be paid only after other creditors have received full payment of monies owing; and

(ii) creditors may rely on a note in the financial statement to this effect.

## 15 Your undertakings to the Bank

Prior to drawdown of the Loan and until all amounts payable to the Bank under this agreement have been paid:

(a) you shall not (and you shall ensure that your subsidiaries and any Security Provider do not) without the Bank's consent:

(i) create or allow to be in place any security over the whole or any part of any property, income or other assets of or comprising your or their business or any property, income or other assets that are, or are expressed to be subject to any security under a Security Document to which you or a Security Provider is a party or enter into any transaction which in the Bank's opinion has a similar effect, or factor or assign any debts;

(ii) part with, sell, transfer, lease or otherwise dispose of (or attempt or agree to part with, sell, transfer, lease or otherwise dispose of or allow to be sold, transferred, leased or otherwise disposed of) the whole or any part of your or their undertaking, property, revenue or assets (either by a single transaction or a number of transactions whether related or not) if:

(A) such disposal would breach the terms of any Security Document given to the Bank;

(B) the Bank then has a fixed charge or fixed security interest over that undertaking, property, revenue or assets or a fixed charge or fixed security interest is expressed to be taken over it in a Security Document; or

(C) such disposal is otherwise than for full value on an arm's length basis and is of a material part of your or their undertaking, property, revenue or assets;

(iii) change the nature of your or their business as it is now conducted;

(iv) if you are or it is a company, agree or enter into any substantial property transaction as set out in Sections 190 to 196 of the Companies Act 2006 in any such case:

(A) regardless of whether or not any such substantial property transaction has been approved in accordance with those provisions; and

(B) to the extent Sections 190 to 196 of the Companies Act 2006 do not apply to any such company, as if that company were subject to those provisions; or

(v) if you are or it is a company, make any loan, give any guarantee or provide any other credit or give security as set out in Sections 197 to 214 of the Companies Act 2006 or allow any such loan, guarantee, credit or other security to continue in any such case:

(A) regardless of whether or not any such loan, guarantee, credit or other security has been approved in accordance with those provisions; and

(B) in the case of any such company to whom Sections 197 to 214 of the Companies Act 2006 do not apply, as if that company were subject to those provisions;

(b) you shall not (and you shall ensure that your subsidiaries and any Security Provider do not) involve or include, directly or indirectly, any person that is the subject of Sanctions in any of its dealings with you, any Security Provider or related to the Loan;

(c) you must ensure that adequate insurance is maintained with reputable underwriters or insurance companies on and over your business and assets and those of your subsidiaries and each Security Provider. Such insurance is to be against such risks and to the extent usual for persons carrying on a business such as that carried on by you or, as the case may be, by the relevant subsidiary or Security Provider, and must include appropriate terrorism cover. From time to time upon the request of the Bank, you shall furnish the Bank with evidence of such insurance;

(d) in respect of any pension policy or life policy held by or charged or assigned to the Bank, you agree to ensure that the premiums are paid when due and, upon request from the Bank at any time, promptly to provide the Bank with evidence that payment has been made. In the case of any such pension policy you also agree:

(i) upon request by the Bank at any time, promptly to provide the Bank with evidence that the commutation proceeds will be paid to the Bank;

(ii) except to the extent that you have and apply other funds in repayment of the Loan, to take the maximum benefit of the pension policy by way of commutation and to apply that benefit in repayment of the Loan when due; and

(iii) not to agree to any arrangement that would reduce the commutation amount of the pension policy nor arrange for any transfer to be made from the pension policy;

(e) if the purpose of the Loan (as stated in Clause 2 (Purpose)) involves building works or works enabling building works affecting any property, you agree that promptly upon request by the Bank at any time you shall:

(i) provide the Bank with evidence in a form acceptable to the Bank that you have obtained all necessary permissions and approvals for the proposed works and have entered into (in a form of contract acceptable to the Bank) all contracts necessary for the due completion of the proposed works. You will at all times ensure that any other party to any such contract (whether or not such contract has been provided to the Bank) complies with the contract in accordance with its terms. You shall not, without the consent of the Bank, agree to any modification in the terms of any contract which has been provided to the Bank, or terminate any such contract or stop work on any proposed works prior to completion of the works; and

(ii) provide to the Bank confirmations (each in a form and from a party acceptable to the Bank) of all expenditure on the works. The Bank may refuse to permit the borrowing of the Loan if the amount to be borrowed under this agreement in respect of the works exceeds the total expenditure detailed in the confirmations;

(f) you shall (and you shall ensure that each of your subsidiaries and each Security Provider will) promptly obtain, comply with and do all that is necessary to maintain in full force and effect any authorisation required under any law or regulation to enable you or it to perform your or its obligations under this agreement and the Security Documents to which you or it is a party and to ensure the legality, validity, enforceability or admissibility in evidence of this agreement and any Security Document and to carry on your or its business, in each case, where failure to do so would, in the opinion of the Bank, adversely affect in any material respect your business, property, prospects or condition (financial or otherwise), a Relevant Person's ability to meet its obligations under this agreement or a Security Document or the Bank's rights or remedies under (or the validity, enforceability or effectiveness of) this agreement or any Security Documents;

(g) you shall not (and you shall ensure that none of your subsidiaries nor any Security Provider will) directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010 or other similar legislation in other jurisdictions and you shall (and you shall ensure that your subsidiaries and any Security Provider will) conduct your or its business in compliance with applicable anti-corruption laws;

(h) you shall (and you shall ensure that each of your subsidiaries and each Security Provider will) comply with all Environmental Law, obtain, maintain and ensure compliance with all requisite Environmental Permits and implement procedures to monitor compliance with and to prevent liability under an Environmental Law, where failure to do so would, in the opinion of the Bank, adversely affect in any material respect your business, property, prospects or condition (financial or otherwise), a Relevant Person's ability to meet its obligations under this agreement or a Security Document or the Bank's rights or remedies under (or the validity, enforceability or effectiveness of) this agreement or any Security Documents;

(i) unless any specific loan to value requirement is set out in the Key Terms (which shall prevail over this paragraph), if the ratio of the Loan to the value of the security given to the Bank is at any time higher than that applicable on the date this agreement was signed by the Bank, you:

(i) agree promptly upon the request of the Bank to:

(A) repay the Loan in an amount sufficient to restore that ratio to a level no higher than what it was on that date (in accordance with Clause 11 (Early repayment));

(B) deposit in your account with the Bank cash that is subject to security granted in favour of the Bank on terms acceptable to the Bank; or

(C) provide the Bank with additional security acceptable to the Bank,

in each case in an amount that (or whose value is) sufficient to restore that ratio to a level no higher than what it was on that date; and

(ii) will promptly provide such evidence as the Bank may from time to time require to confirm the value of such security and to confirm that the security remains effective;

(j) you shall (and you shall ensure that each of your subsidiaries and each Security Provider will) comply with all laws to which you or it is subject (if failure to do so would, in the opinion of the Bank, adversely affect in any material respect your business, property, prospects or condition (financial or otherwise), a Relevant Person's ability to meet its obligations under this agreement or a Security Document or the Bank's rights or remedies under (or the validity, enforceability or effectiveness of) this agreement or any Security Documents;

(k) you shall ensure that, unless otherwise agreed by the Bank, any security created under a Security Document is not only for the Loan but also for all other monies and liabilities whether certain or contingent at any time due, owing or incurred by you to the Bank; and

(l) you shall (and you shall ensure that each of your subsidiaries and each Security Provider will):

(i) not change your or its business in any way which would result in you or it becoming a 'relevant financial institution' for the purposes of clause 2 of The Financial Services and Markets Act 2000 (Excluded Activities and Prohibitions) Order 2014 and you shall promptly provide the Bank with copies of any information that the Bank may from time to time reasonably request in connection with such status; and

(ii) not carry on any business which would constitute 'excluded activities' in terms of Part 2 of The Financial Services and Markets Act 2000 (Excluded Activities and Prohibitions) Order 2014.

## 16 Events of Default

The events listed below in this Clause 16 are **"Events of Default"**.

(a) Any Relevant Person fails to pay when due any indebtedness owed by it to the Bank.

(b) Any Relevant Person fails to comply with any other obligation or undertaking to the Bank or with the terms of any other agreement between it and the Bank or an event of default (howsoever described) arises in connection with any other agreement between it and the Bank.

(c) Any representation or statement made by any Relevant Person to the Bank, whether or not in connection with this agreement, proves to have been incorrect, misleading or inaccurate when made or deemed made.

(d) Any Relevant Person fails to pay when due any indebtedness owed by it to another creditor or any of its creditors changes (or obtains the right to change) the original date on which that indebtedness is or was due to be paid to an earlier date as a result of that Relevant Person's failure to comply with obligations in connection with that indebtedness or as a result of an event of default (howsoever described).

(e) The occurrence of any of the following events or circumstances (or any action, proceeding or other step being taken in relation to any such events or circumstances):

(i) any person with a legal claim taking possession of or enforcing security over the whole or any part of that Relevant Person's business or assets;

(ii) a receiver, administrator, custodian, interim trustee, trustee, trustee in sequestration, liquidator, compulsory manager, judicial factor or similar official being appointed in respect of the whole or any part of that Relevant Person's business or assets;

(iii) an application being presented or made for the making of an administration order or a notice of intention to appoint an administrator being issued by any person or a notice of appointment of administrator being filed with any court by any person in respect of that Relevant Person or a judgment, decree or diligence being made or granted against that Relevant Person;

(iv) an administration, bankruptcy or sequestration order being made in respect of a Relevant Person or an interim order being made in respect of a Relevant Person under section 253 of the Insolvency Act 1986 (or an application or a petition being presented or made for any such orders);

(v) the suspension of payments, a moratorium of indebtedness, winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement, trust deed for creditors, debt arrangement scheme or otherwise) of any Relevant Person; or

(vi) proceedings being commenced or a petition being presented or an order being made or a resolution being passed for a Relevant Person's winding-up or a Relevant Person or its directors or members convening or becoming obliged to convene a meeting of shareholders, members or creditors with a view to winding-up or an application being made in connection with a moratorium or a proposal to creditors for a voluntary arrangement by a Relevant Person.

(f) In the case of any Relevant Person that is an individual, such individual dies or becomes incapable of managing his or her affairs because of any lack of mental capacity.

(g) A Relevant Person is or becomes insolvent or a Relevant Person stops or threatens to stop payment of its debts generally or a Relevant Person is unable to pay its debts as they fall due or is, is deemed or is declared to be unable to pay its debts under applicable law.

(h) A Relevant Person takes any action (including entering negotiations) with a view to readjustment, rescheduling, forgiveness or deferral of any part of its indebtedness.

(i) A Relevant Person ceases or threatens to cease trading or carrying on its business in the normal course, winds up its business in any way, fails to maintain or breaches any franchise, licence or right necessary to conduct its business or breaches any legislation relating to its business.

(j) In the case of any Relevant Person that is a company, the persons who control that Relevant Person as at the date of this agreement cease to have such control.

(k) In the case of any Relevant Person that is a general partnership, limited partnership or limited liability partnership, there is any change in the partners or members of that general partnership, limited partnership or limited liability partnership or in the case of a Relevant Person that is a limited partnership or a limited liability partnership, it ceases for any reason to be a limited partnership or limited liability partnership.

(l) Any guarantee, security, Security Document or other document or arrangement relied upon by the Bank in connection with the Loan ceases to be continuing or ceases to remain fully effective or notice of discontinuance is received by the Bank or if the Bank reasonably believes that the effectiveness of any such document or arrangement is in doubt or any favourable tax treatment afforded to any pension policy or to any life policy held by or charged to the Bank ceases to be available.

(m) Any event, action or step is taken in any jurisdiction which is similar or analogous to any of the above Events of Default in respect of any Relevant Person.

(n) A Relevant Person fails to disclose to the Bank any important information that is relevant to the Loan or the security required or a Relevant Person undertakes or is subject to any action or occurrence which the Bank reasonably believes could place at risk the payment of any amount owing to the Bank or any security held.

(o) It is or becomes unlawful for the Bank to lend or maintain the Loan to you on the terms as contemplated by this agreement or to do so, in the Bank's reasonable opinion, gives rise or is reasonably likely to give rise to the Bank being subject to action or censure from any government, regulator or enforcement agency.

(p) Any event or circumstance which the Bank reasonably believes has adversely affected or is reasonably likely to adversely affect in any material respect your business, property, prospects or condition (financial or otherwise), a Relevant Person's ability to meet its obligations under this agreement or under a Security Document or the Bank's rights or remedies under (or the validity, enforceability or effectiveness of) this agreement or any Security Documents.

**17 Consequences of an Event of Default**

17.1 As soon as an Event of Default happens or at any time after, the Bank may:

(a) by giving notice to you:

(i) cancel any obligations it has to lend money to you; and/or

(ii) make the Loan (or any part of it) repayable on demand; and/or

(b) exercise any other rights or remedies it may have (including its right to enforce the security under the terms of any Security Document).

17.2 If the Bank makes the Loan (or any part of it) repayable on demand, you must repay that amount of the Loan to the Bank together with accrued interest and any other amounts owing under this agreement as soon as the Bank requests you to pay those amounts (which the Bank may do at the time the Loan becomes repayable on demand or at any later time).

17.3 If any Event of Default happens or anything happens that might lead to an Event of Default, you shall inform the Bank immediately.

17.4 The Bank is not obliged to make the Loan (or any part of it) to you if any Event of Default has occurred or would result from the making of all or any part of the Loan.

17.5 If any amount payable in respect of this agreement or any Security Document is not paid when due (including any amount payable under this Clause 17) you shall pay interest on that amount at the default rate from the date on which the amount was due until it is paid to the Bank (whether before or after judgment or decree). Interest, if unpaid, shall be added to the amount in default at monthly intervals. The default rate shall be the rate determined by the Bank to be 3% per annum higher than the rate of interest specified in Clause 7 (Interest rate) that would normally apply.

17.6 You shall indemnify the Bank against any costs incurred or losses sustained by the Bank as the result of any Event of Default happening or any failure by you to pay any amount demanded by the Bank as a result of an Event of Default.

17.7 You shall also pay any costs and expenses incurred by the Bank in enforcing, perfecting or preserving any security for the Loan and in enforcing or preserving its rights under this agreement.

**18 Transfer and securitisation**

18.1 This agreement is for the benefit of the contracting parties, any successor of the Bank and any permitted assignees. The agreement does not and will not confer any benefit on or be enforceable by any third party under the Contracts (Rights of Third Parties) Act 1999, the Contract (Third Party Rights) (Scotland) Act 2017 or otherwise (other than on or by any such successor or permitted assignees).

18.2 The Bank may at any time and without any further consent enter into a Transfer and will notify you before any Transfer takes place.Following such Transfer you shall have recourse only to the Transferee in respect of that portion of the Bank's obligations transferred to the Transferee. You will not assign any of your rights or transfer any of your obligations under this agreement without the prior written consent of the Bank.

18.3 Members of the Lloyds Banking Group may disclose any information about you, any of your subsidiaries or any Security Provider among themselves, to their auditors for the time being, to any Transferee or potential Transferee, to any rating agency or listing authority, to any advisers of any such party or of the Bank and to any other person to whom the Bank believes it is reasonable to disclose such information in connection with any proposed Transfer. This may include information about your finances or the finances of any subsidiary, the Loan and any Security Document relating to, or other document relied on by the Bank in connection with, this agreement.

18.4 You will assist the Bank to complete any proposed Transfer. In particular, you will assist the Bank in transferring the benefit of any Security Document given in connection with this agreement, whether that Transfer is to the Transferee or to a security trustee appointed by the Bank and/or the Transferee. The Bank will reimburse you for all legal and other out of pocket costs and

expenses including any registration (or similar) fees incurred with the prior written agreement of the Bank in connection with requests made by the Bank pursuant to this Clause 18.4.

19 **Payments**

19.1 All payments made by you under this agreement shall be made to the Bank for value on the due date at the time and in such funds as the Bank may specify as being customary for settlement of transactions in the relevant currency in the place of payment.

19.2 All payments from you are to be made without any set-off or counterclaim and free and clear of any deduction or withholding on account of tax or otherwise.

19.3 If you are required by law to make any deduction or withholding from any payment due from you under this agreement, then the amount of that payment shall be increased to an amount which (after making that deduction or withholding) leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.

19.4 The Bank will apply any payments it receives from you against any interest before any other amounts on your account, including the outstanding principal of the Loan. This will not apply to payments made specifically for fees and/or charges or where the Bank collects the interest and principal that make up your repayments from separate accounts.

19.5 If the Loan is to be borrowed or any payment becomes due from you on a day which is not a Business Day then the amount concerned will become payable or will be borrowed on the next Business Day, except that if that Business Day would fall during the next calendar month and the amount payable is an amount of interest or principal of the Loan payable to the Bank, that amount will instead be payable on the Business Day before that day.

20 **Set-off**

20.1 The Bank may use any credit balance there may be on any of your accounts towards payment of any amounts owed by you to the Bank under this agreement without notifying you beforehand, whether such credit balances are in sterling or any other currency or are deposited for fixed or determinable periods (and if the amounts are in different currencies, the Bank may convert either amount at a market rate of exchange in its usual course of business for the purpose of the set-off).

20.2 The Bank may also set off any matured obligation due from you against any matured obligation owed by the Bank to you, regardless of the place of payment, booking branch or currency of either obligation (and if the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off).

21 **Communications**

21.1 This agreement and all communications from you to the Bank in connection with this agreement and the Loan must be sent in writing to the Bank at the address of the Bank as specified under the heading "Bank's address for communications" above (or to such other address as the Bank may from time to time advise) and must be signed on your behalf either in accordance with the mandate given by you to the Bank, or if requested by the Bank, in accordance with a specific resolution of your Board of Directors or (if you are a general partnership, limited partnership or limited liability partnership) the agreement of your members or partners. You and the Bank may sign this agreement by e-signature. In that event, the Bank will provide you with detailed instructions for use and you will sign this agreement and return it to the Bank in accordance with the instructions.

21.2 All communications from the Bank to you in connection with this agreement and the Loan may be made by letter, fax or electronic mail sent to you at your registered office, any of your addresses as shown in this agreement, to any address or fax number for you that you have provided to the Bank or to your usual or last known address. Any such communication will be sufficiently served on you:

(a) in the case of a letter, once:

(i) it has been left at the relevant address; or

(ii) it has been deposited in the post (postage prepaid) in an envelope addressed to you at that address and 5 Business Days have elapsed since posting; or

(b) in the case of a communication by way of electronic mail or fax, upon it being received in legible form.

21.3 All communications (whether given by you or by the Bank) relating to the Loan shall be in English.

22 **Changes to this agreement**

22.1 The Bank may change any term of this agreement at any time:

(a) if the change is to your advantage;

(b) to reflect changes in law, codes of practice which apply to the Bank or the way the Bank is regulated; or

(c) to reflect any changes the Bank makes to its systems or processes.

22.2 The Bank will tell you personally at least 30 days before the Bank makes a change to your disadvantage. The Bank can make any other changes straight away by telling you personally or by putting notices in its branches or on its website within the next 30 days.

22.3 When the Bank tells you personally about a change it will do so by letter, e-mail, text, statement inserts or messages or in any other way which is sent to you individually. Any other change to this agreement, unless permitted pursuant to any other term of this agreement, must be made in writing and be signed by the contracting parties.

## 23 Intermediary

23.1 If the transaction which is the subject of this agreement has been introduced to the Bank by an intermediary, then the provisions of clauses 23.2 and 23.3 shall apply.

23.2 You:

(a) agree and declare that the intermediary between you and the Bank has not charged you, nor have you paid to such intermediary, any fee or other charge for its services to you; and

(b) acknowledge that such intermediary will receive remuneration from the Bank by way of commission or fees for acting as intermediary between you and the Bank in the making of this agreement.

23.3 If the Bank has paid commission to the intermediary, the Bank will, on request, disclose the amount of that commission to you.

## 24 Other matters

24.1 Unless otherwise agreed by the Bank, you shall at all times during the term of this agreement keep a current account (or other account for the purposes of meeting all payments due to the Bank under and in connection with this agreement) with the Bank and all amounts from time to time due to the Bank under this agreement may be debited to that account. You shall keep enough money in the account (or ensure that there are sufficient funds available within any agreed overdraft) to meet all such payments as they become due.

24.2 If you have taken out a general insurance policy in connection with the Loan, the Bank will hold any money it receives in relation to the insurance (including any claims payments paid to the Bank by the insurer) in its capacity as a bank approved by the Prudential Regulation Authority and the Financial Conduct Authority, rather than as a trustee for you (or in Scotland as an agent for you), and the Financial Conduct Authority's client money rules do not apply to the money so held. Any insurance benefits the Bank receives from your insurance company, relating to the repayment of the Loan, will be used towards paying off what you owe under this agreement.

24.3 Any certificates or determinations by the Bank of a rate or amount under this agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.4 The Bank will not be liable for any loss, damage, interruption, delay or non-performance in connection with this agreement caused in whole or in part by events which are beyond the Bank's reasonable control. This may include, for example, explosion, terrorism, war, riot or other civil disturbance or failure or interruption of any electronic communications system.

24.5 If any term or provision in this agreement shall in whole or in part be held to any extent to be invalid, void, illegal or unenforceable under any enactment or rule of law, that term or provision shall to that extent be deemed not to form part of this agreement and the enforceability of the remainder of this agreement shall not be affected.

24.6 No delay or omission by the Bank in exercising any of its rights hereunder shall operate or be construed as a waiver, nor shall any single or partial exercise of any such right prevent any other or further exercise thereof or the exercise of any other right.

24.7 This agreement and any non-contractual obligations arising from or connected with this agreement shall be governed by the laws of England and Wales (such jurisdiction being the "**Relevant Jurisdiction**").

24.8 This agreement is subject to the exclusive jurisdiction of the courts of the Relevant Jurisdiction. This Clause applies for the benefit of the Bank only and the Bank may take action against you in any other jurisdiction where proceedings may be lawfully commenced.

## 25 Complaints

We will always make every effort to meet the high standards we have set ourselves, but if you ever feel we have fallen short of what you expect, or are dissatisfied in any other way, then please tell us. If you wish to make a complaint please contact your Relationship Manager or anyone in your Relationship Manager's team. If you are dissatisfied with the way we have handled your complaint or if it has been over 8 weeks since you first raised your complaint with us, you may be able to refer your complaint to the Financial Ombudsman Service. The Financial Ombudsman Service is an impartial service set up to resolve disputes between eligible complainants and financial services firms. You can contact the Financial Ombudsman Service by telephone on 0800 023 4567 (calls to this number are free on mobiles and landlines) or 0300 123 9123 (calls cost no more than to 01 and 02 numbers) or writing to them at Financial Ombudsman Service, Exchange Tower, London E14 9SR. Further information can be found on

the Financial Ombudsman Service website, www.financial-ombudsman.org.uk. Contacting the Financial Ombudsman Service will not affect your legal rights.

26 **Definitions and interpretation**

26.1 Unless a contrary indication appears, a reference in this agreement to:

(i) a provision of law is a reference to that provision as amended or re-enacted;

(ii) the **"Bank"** includes its successors and assignees;

(iii) **"control"** has the meaning given to it in Section 995 of the Income Tax Act 2007;

(iv) the **"date of this agreement"** means the later to occur of (A) the date on which you enter into this agreement and (B) the date on which the Bank enters into this agreement;

(v) **"guarantee"** means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi) **"it"** or **"its"** will be construed as references to he or she or his or her where the context so requires;

(vii) **"month"** means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in that calendar month that period will end on the last day in that calendar month (but if there is more than one month in any period, this adjustment will apply to the last calendar month of that period only);

(viii) a **"person"** includes any individual, firm, company corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix) **"security"** means any mortgage, charge, pledge, lien, standard security, assignment or assignation in security or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect; and

(x) **"subsidiary"** and **"parent"** shall have respectively the meaning given to subsidiary undertaking and parent undertaking in Section 1162 of the Companies Act 2006. During any period in which you do not have a **subsidiary**, all references to your **subsidiaries** shall be ignored and the relevant text read and construed accordingly.

26.2 In this agreement, the following terms have the meanings set out below.

"**Accounting Principles**" means generally accepted accounting principles in the United Kingdom.

**"Business Day"** means a day other than a Saturday or a Sunday on which banks are open for normal business in the Relevant Jurisdiction.

**"Environment"** means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a) air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c) land (including, without limitation, land under water).

**"Environmental Law"** means any applicable law or regulation which relates to:

(a) the pollution or protection of the Environment;

(b) the conditions of the workplace; or

(c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

**"Environmental Permits"** means any permit and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of your or a Relevant Person's business conducted on or from the properties owned or used by you or a Relevant Person.

**"Event of Default"** has the meaning given to it in Clause 16 (Events of Default).

**"Financial Statement"** means, in respect of a person at any particular time, the latest annual balance sheet and profit and loss account (together with the notes to both) of that person or, if that person is one or more individuals, the latest annual balance sheet and profit and loss account (together with the notes to both) of that individual or those individuals' business;

**"Lloyds Banking Group"** means Lloyds Banking Group plc and its subsidiaries for the time being.

**"Loan"** means, at any particular time, the total amount which is available for you to borrow, was borrowed by you under this agreement or, if appropriate, the total amount which has been debited to your loan account and remains outstanding at such time. The Loan may, at any time, include any interest, costs and charges added to the Loan account in accordance with this agreement.

**"Parent"** means your immediate parent.

**"Relevant Jurisdiction**" has the meaning given to it in Clause 24.7.

**"Relevant Person"** means:

(a) you;

(b) the Parent and its subsidiaries; and

(c) each Security Provider.

**"Sanctions"** means any economic or financial sanctions or trade embargoes implemented, administered or enforced by the UK or US governments or the UN or the EU or other relevant sanctions authority.

**"Security Document"** means each of the documents specified in the Security Schedule to this agreement together with any other document creating or expressed to create any security over any assets or any guarantee in respect of your obligations to the Bank.

**"Security Provider"** means any person that provides any security or guarantee in connection with your obligations to the Bank or enters into a Security Document for the benefit of the Bank.

**"Transfer"** means any assignment, transfer, securitisation or other disposal by the Bank of all or any of its rights or obligations under this agreement to any other person, the sale of any participation in any such rights or obligations to any other person, and any other transaction of any nature which has the effect of transferring the economic or credit risks or rewards of the Bank under or in connection with this agreement to any other person.

**"Transferee"** means any person to whom a Transfer is made or with whom a Transfer is entered into.

## 27 Drawdown Conditions Schedule

No Drawdown Conditions required.

## 28 Security Schedule

**New Security**

(a) An unlimited debenture granted by Commagility Limited in favour of the Bank.

29 **Declarations**

29.1 You acknowledge that you have received and read a copy of this agreement and you agree to the terms set out above (together the "**agreement**"). You also acknowledge that this agreement comprises all the terms currently applicable to the Loan and that no representation, warranty or undertaking has been given by the Bank in connection with the Loan which is not set out in this agreement and, in deciding to enter into this agreement and to proceed with any transaction or project for which the Loan has been sought, you recognise that the Bank has no duty to give you advice and you have not received or relied upon any advice given by the Bank.

Signed for and on behalf of Commagility Limited by

Edward Young
Edward Young (May 27, 2021 15:06 GMT+1)
*Director/Authorised Signatory
Edward Young

John Willis
John Willis (May 27, 2021 17:45 GMT+1)
*Director/Authorised Signatory
John Willis

Pursuant to a Resolution of the Board dated: ........................................ #
Date: ........................................

# This will be either the date of the account mandate, if an appropriate resolution is contained therein, or the date of a specific resolution passed in respect of this Loan.

* Delete as appropriate

Signed for and on behalf of the Bank

........................................
Date: 14/05/2021

www.lloydsbank.com
Please contact your relationship manager if you would like this agreement in Braille, large print or on audio tape.
The Bank accepts calls made though RNID Typetalk.
Calls may be monitored or recorded in case the Bank needs to check it has carried out your instructions correctly and to help improve its quality of service.

Lloyds Bank plc Registered Office: 25 Gresham Street, London EC2V 7HN. Registered in England and Wales Number 2065.
Lloyds Bank plc is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority under registration number 119278.
We adhere to The Standards of Lending Practice, which are monitored and enforced by the LSB www.lendingstandardsboard.org.uk.

Version 21092018

Dear Commagility Limited

**CORONAVIRUS BUSINESS INTERRUPTION LOAN SCHEME**

Further to your application, we are writing to confirm the terms and conditions that apply to the loan we have agreed to provide you under the Coronavirus Business Interruption Loan Scheme (the "CBIL Scheme").

The Coronavirus Business Interruption Loan ("CBIL") Agreement

In order to provide you with your CBIL using most of our normal processes, we have modified our existing business loan agreement by using this Side Letter.

The agreement with us for CBIL is made up of the "Business Loan Agreement" terms and conditions ("Terms and Conditions") as amended by this Side Letter. We explain how the Terms and Conditions are amended to apply to your CBIL in the tables below. For the avoidance of doubt, the Terms and Conditions are otherwise unchanged by this Side Letter. Defined terms used in this Side Letter have the same meaning as defined terms used in the Terms and Conditions, unless they have been defined separately in this Side Letter.

Please note the following **key** points on how your CBIL works:

1. Under the CBIL Scheme the UK Government will provide you with a Business Interruption Payment ("BIP") which will cover all interest, fees and charges that you would otherwise have to pay us under your CBIL agreement for the first 12 months following initial drawdown of your loan. However, your entitlement to a CBIL is conditional on you confirming that payment of the BIP can be made to us directly by the UK Government. **You must do this by signing and returning the BIP offer letter addressed to you and returning it to us at the same time as you return this letter.**

2. Although the CBIL Scheme provides us with a partial guarantee should you default on repaying, **you remain responsible for repaying the whole of this loan at all times.**

Summary of main changes to the Terms and Conditions

The main changes to your Terms and Conditions are summarised below:

1. We will provide you with a capital repayment holiday of 12 months from drawdown (or a longer period if we have agreed this with you).
2. You will repay the principal amount of the loan itself by making fixed monthly payments (after the end of the capital repayment holiday).
3. Your interest payments will start one month after drawdown of your loan, and after that interest is payable each month on the same day. However, if you sign and return your BIP offer letter, the UK Government will pay us the BIP. This means you will not have to pay us interest (as well as fees and charges) for the first 12 months following initial drawdown of your loan.
4. You may be asked to meet certain conditions within a specified period after drawing down your loan (anything we ask you to provide after drawdown is known as a "Post-signing Condition"). If you do not meet any Post-signing Condition within the specified period after drawdown, you will be in breach of the terms of your CBIL Agreement.
5. We have inserted a new clause on the CBIL Scheme which makes clear that:
   - even though our ability to provide you with your CBIL depends on us receiving a partial guarantee from the UK Government under the CBIL scheme, **you remain responsible for repaying the whole of this loan at all times**; and
   - you are not required to pay any guarantee fee.

Specific changes to the Terms and Conditions

**Key Terms**

<table>
<tr><th>Clause</th><th>Change</th></tr>
<tr><td>Drawdown conditions</td><td>The wording in "Drawdown conditions" is deleted and replaced with the following:<br><br>Before you may borrow any part of the Loan, you must provide to the Bank (in form and substance acceptable to it):<br><br>(a) the documents, evidence or other requirements (if any) set out in the Drawdown Conditions Schedule and the Security Schedule to this agreement; and<br><br>(b) the Information Declaration and the Data Protection and Disclosure Declaration (which will either be included in your application documents or provided to you separately), each duly signed, dated and completed.</td></tr>
<tr><td>Post-signing conditions</td><td>A new clause is inserted directly below "Drawdown conditions":<br><br>Post-signing conditions<br><br>You will need to provide the documents, evidence, or other requirements (if any) set out below in the form and substance satisfactory to the Bank after drawdown of your loan.<br><br>You will need to provide each post-signing condition listed below within the timeframe specified for that post-signing condition.<br><br>If you are required to give any security or other condition as a post-signing condition, in addition to being listed below, any security may also be set out in the Security Schedule under the heading "New Security", and any other condition may also be set out in the Drawdown Conditions Schedule. For the avoidance of doubt, its inclusion in the Security Schedule and/or in the Drawdown Conditions schedule does not mean that you need to provide it before drawdown of your loan.<br><br>Post-signing conditions:<br><br>1 Security Schedule<br><br>(a) An unlimited debenture granted by Commagility Limited in favour of the Bank within 30 days after drawdown of your loan.</td></tr>
<tr><td>Fees and costs</td><td>We have inserted the following new wording at the end of the clause on "fees and costs":<br><br>You will not be required to pay cost reflective security charges and valuation charges for 12 months from the date of first drawdown of the Loan. This is because you will be required to sign up to the Business Interruption Payment ("BIP") offer letter in order to drawdown the Loan and, as a result, these costs will be paid to us directly by the UK Government.</td></tr>
<tr><td>Repayment of the Loan and payment of interest</td><td>The wording in "Repayment of the loan and payment of interest" is deleted and replaced with the following:<br><br>Interest<br><br>An "Interest Date" is the date falling one month after the Loan is first drawn and then that date in each calendar month from then on.<br><br>You must pay interest on the Loan monthly on each Interest Date. If a calendar month does not have a day that numerically corresponds to that Interest Date, such interest shall instead be paid by you on the last Business Day of that calendar month.<br><br>You must also pay interest on the Loan on any date on which the Loan falls due to be repaid in full.<br><br>If you fail to pay any amount payable under this agreement when due the rate of interest may be increased as explained under "Consequences of an Event of Default".<br><br>Interest payable under this agreement is calculated on a daily basis on the amount of the Loan from time to time outstanding. Interest for any particular period is calculated on the number of days actually elapsed in that period and a year of 365 days or in any case where the Bank determines that market practice differs, in accordance with that market practice.</td></tr>
</table>

| | |
|---|---|
| | Under the CBIL Scheme the UK Government will provide you with a Business Interruption Payment (BIP) which will cover the interest that you would otherwise have to pay us under this agreement for the first 12 months following initial drawdown of the Loan. However, your entitlement to a CBIL is conditional on you confirming that payment of the BIP can be made to us directly by the UK Government.<br><br>**You must do this by signing and returning the BIP offer letter.**<br><br>**Repayments**<br><br>We will provide you with a 12 month capital repayment holiday from the date of first drawdown of the Loan (or a longer period if we have agreed this with you).<br><br>A **"Repayment Date"** is the date falling 13 months after the Loan is first drawn and then that date in each calendar month from then on.<br><br>You must repay the Loan in 48 consecutive monthly instalments (in respect of principal only) on each Repayment Date. If a calendar month does not have a day that numerically corresponds to that day, such principal shall instead be repaid by you on the last Business Day of that calendar month.<br><br>The first 47 instalments will each be in the amount of £5,208.33 and the final instalment will be in an amount equal to the amount of the Loan then outstanding. |

**General Terms**

| Clause | Change |
|---|---|
| **Early repayment** | This clause is **amended** to insert the underlined wording into the fourth paragraph:<br><br>Any early repayment of all or any part of the Loan must be made together with interest accrued to the date of payment, excluding any early repayments made within 12 months from the date of first drawdown of the Loan where interest is covered by the BIP. |
| **Coronavirus Business Interruption Loan (CBIL) Scheme** | The new clause below is **inserted** at the end of the General Terms:<br><br>**Coronavirus Business Interruption Loan (CBIL) Scheme**<br><br>The Bank's ability to provide you with the Loan is dependent upon the Bank receiving a guarantee from the UK Government under the CBIL Scheme. The CBIL Scheme guarantee provides the Bank with a partial guarantee, should you default on repaying the Loan.<br><br>You are responsible for the repayment of the Loan. The CBIL Scheme guarantee is provided to the Bank and not to you. **You remain responsible for repaying the whole of the Loan at all times.**<br><br>You will not be required to pay any guarantee fee for the term of the Loan. |

To confirm that you agree to the Terms and Conditions as amended by this Side Letter, you will be required to sign:

- this Side Letter;
- the Terms and Conditions; and
- the BIP offer letter addressed to you

and either:

post your signed copies to Lloyds Bank PLC, Pendeford Securities Centre (CBIL), PO BOX 81, Wolverhampton, WV9 5HZ **or**

send a signed electronic copy of each document to us in the manner set out by us in an email to you.

Signed for and on behalf of Lloyds Bank plc,

Manager/Authorised Signatory/
Date: 14/05/2021

Signed for and on behalf of Commagility Limited by

Edward Young
Edward Young (May 27, 2021 15:06 GMT+1)
Director/Authorised Signatory
Edward Young

John Willis
John Willis (May 27, 2021 17:45 GMT+1)
Director/Authorised Signatory
John Willis

Pursuant to a Resolution of the Board dated: .................................................. #

# This will be either the date of the account mandate, if an appropriate resolution is contained therein, or the date of a specific resolution passed in respect of this Loan.

**Please contact us if you would like this information in an alternative format such as Braille, large print or audio.**

Applicant Name: Commagility Limited

Applicant Address: Charnwood Building Holywell Park,
Ashby Road,
Loughborough,
Leicestershire,
LE11 3AQ,

Loan application number: X73V4P3+02

Date: 14th May 2021

**CORONAVIRUS BUSINESS INTERRUPTION LOAN SCHEME (CBILS) – BUSINESS INTERRUPTION PAYMENT (BIP)**

Dear Borrower,

You have applied for a loan (a "**CBIL Scheme Facility**") under the Coronavirus Business Interruption Loan Scheme ("**CBILS**"). If your application is successful, you will also be entitled to a payment from the UK Government which is known as the Business Interruption Payment, or "**BIP**".

The BIP is a payment by the UK Government to cover payments of the interest due under the loan agreement (or interest equivalent for Invoice Finance Scheme Facilities and Asset Finance Scheme Facilities) and other lender levied fees associated with the granting and maintenance of the CBIL Scheme Facility for a period of 12 months.

In order to apply for the BIP you must do so by signing and returning this letter. By applying for the BIP, you agree that the UK Government may pay amounts directly to us, the Lender, in respect of the interest on and fee amounts due (excluding third party fees) under the CBIL Scheme Facility when it is drawn down (or marked as available in the case of an overdraft) for a period of up to 12 months. The interest and fees amounts which will accrue during the initial 12 month period are as set out in your loan documentation.

You acknowledge that the BIP will not cover any default interest or equivalent or extraordinary fees.

The BIP is capped at the GBP equivalent of EUR800,000 if your business (or the group your business belongs to) operates in a sector other than fisheries and aquaculture or the primary production of agriculture. If you operate in the fisheries and aquaculture sector, this payment is capped at the GBP equivalent of EUR120,000. If you operate in the primary production of agricultural products, this payment is capped at the GBP equivalent of EUR100,000.

If you wish to apply for the BIP, we will send you a written statement setting out the total amount of the BIP that you have received.

The assistance provided through the payment of the BIP, like many Government-backed business support activities, is regarded as a State aid and is deemed to benefit you as it has provided you with a payment to reduce your financing costs under the CBIL Scheme Facility which would not otherwise have been possible.

Provision of such State aid is governed by regulations made by the European Commission under the Temporary Framework for State aid measures to support the economy in the current COVID-19 outbreak (the "**Temporary Framework**"). If you have received the benefit of a BIP under any other facility entered into by you under the CBILS, you must advise us of such amount. In addition, you must advise us of any other direct grants, repayable advances, tax or payments advantages under the Temporary Framework ("**Qualifying Payments**") that have been received by you. The total amount of BIP received by you across all of such facilities and each other Qualifying Payment must not exceed the maximum amount detailed above. To the extent that you have received a BIP previously or other Qualifying Payment, the total amount of such payments shall be deducted from the total capped amount permissible in respect of BIPs, to determine your entitlement under the BIP in respect of this CBIL Scheme Facility (to ensure that the total amount received from you, including the BIP in respect of this CBIL Scheme Facility does not exceed the GBP equivalent of EUR800,000 or any applicable lower amount).

**Please contact us if you would like this information in an alternative format such as Braille, large print or audio.**

For the avoidance of doubt, the cap will not operate to change the terms of your loan agreement with respect to interest and other fees associated with the granting and maintenance of the loan due in the first 12 months of the loan.

Signed for and on behalf of Lloyds Bank plc,

Manager/Authorised Signatory/
Date: 14/05/2021

Confirmations of Borrower:

1. We confirm that we do wish to apply for a BIP.
2. If we apply for a BIP we agree that you will receive the BIP on our behalf and use it to pay the interest on and fee amounts due (excluding third party fees) under the CBIL Scheme Facility when it is drawn down (or marked as available in the case of an overdraft) for a period of up to 12 months.
3. We confirm that we have not received a BIP in relation to any other facility under CBILS.
4. We confirm that we have not received a Qualifying Payment.
5. We confirm that as at the date of this letter our headcount is less than 250 employees.

Signed for and on behalf of Commagility Limited by

Edward Young
Edward Young (May 27, 2021 15:06 GMT+1)
Director/Authorised Signatory
Edward Young

John Willis
John Willis (May 27, 2021 17:45 GMT+1)
Director/Authorised Signatory
John Willis

Pursuant to a Resolution of the Board dated: ................................ #

# This will be either the date of the account mandate, if an appropriate resolution is contained therein, or the date of a specific resolution passed in respect of this Loan.

*Receipt of the grant by companies active in agricultural processing or agricultural marketing is conditional on the benefit of the grant not being partly or wholly passed on to companies active in primary agricultural production (including where such companies form part of the same group as the recipient).

**Receipt of the BIP by companies active in the fishery and aquaculture sector is conditional on the benefit of the BIP not being partly or wholly used to contribute in any way to any of the categories of activities listed in in Article 1, paragraph (1) (a) to (k), of Commission Regulation (EU) No 717/2014.